SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K\A

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported) April 22, 1998

                          Canisco Resources, Inc.

            (Exact name of registrant as specified in its charter)

                                Delaware

                (State or other jurisdiction of incorporation)

             0-12293                           54-0952207
       (Commission File Number)     (IRS Employer Identification No.)

        300 Delaware Avenue, Suite 714, Wilmington, Delaware 19801

           (Address of principal executive offices) (Zip Code)

                              302-777-5050

            (Registrant's telephone number, including area code)


Item 2

Registrant refers to the 8-K filing dated April 22, 1998, filed May 7, 1998, regarding the acquisition of Mansfield Industrial Coatings, Inc. and supplements that filing with the Financial Statements and Pro forma financial information contained herein.

Item 7 (a)

Financial statements of Mansfield Industrial Coatings, Inc.

     For the Nine Months ended December 31, 1997
         Independent Auditor's Report
         Financial Statements
             Balance Sheet
             Statement of Income and Retained Earnings
             Statement of Cash Flows
             Notes to Financial Statements

     For the Years ended March 31, 1997 and 1996
         Independent Auditor's Report
         Financial Statements
             Balance Sheet
             Statement of Income
             Statement of Changes in Stockholders' Equity
             Statement of Cash Flows
             Notes to Financial Statements

Financial statements of Mansfield Industrial
                        Coatings of Louisiana, Inc.

     For the Years ended December 31, 1997 and 1996
         Independent Auditor's Report
         Financial Statements
             Balance Sheet
             Statement of Income and Retained Earnings
             Statement of Cash Flows
             Notes to Financial Statements

Item 7 (b)

Pro forma condensed, combined financial information for Canisco
Resources, Inc. (unaudited)

     Pro forma condensed combined Balance Sheet as of March 31, 1998

     Pro forma condensed combined Statement of Operations for the year ended March 31, 1998

     Notes to pro forma condensed combined financial information


Item 7 (c)

     Exhibits

     23.01  Consent of Independent Accountants
            Donna M. Bloomer & Associates

     23.02  Consent of Independent Accountants
            O'Sullivan Hicks Patton, LLP

     23.03  Consent of Indenpendent Accountants
            O'Sullivan Hicks Patton, LLP



                   MANSFIELD INDUSTRIAL COATINGS, INC.

                          FINANCIAL STATEMENTS
                                  AND
                         ADDITIONAL INFORMATION

                        FOR THE NINE MONTHS ENDED
                             DECEMBER 31, 1997

                  MANSFIELD INDUSTRIAL COATINGS, INC.

            FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION

                        FOR THE NINE MONTHS
                         DECEMBER 31, 1997


                          C O N T E N T S


                                                                     Page

INDEPENDENT AUDITOR'S REPORT                                          2


FINANCIAL STATEMENTS

Balance Sheet                                                         3

Statement of Income and Retained Earnings                             4

Statement of Cash Flows                                               5

Notes to Financial Statements                                         6



INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders
  of Mansfield Industrial Coatings, Inc.
Pensacola, Florida


We have audited the accompanying balance sheet of Mansfield Industrial Coatings, Inc. (an S corporation) as of December 31, 1997, and the related statements of income and retained earnings and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mansfield Industrial Coatings, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.

O'Sullivan Hicks Patton, LLP
March 25, 1998

                    Mansfield Industrial Coatings, Inc.

                             Balance Sheet

                           December 31, 1997

                                  ASSETS
Current Assets

Cash                                                   $   631,819
Investments                                              1,050,007
Contracts receivable, less allowance for
  doubtful accounts of $32,000                           3,262,782
Other receivables                                            4,219
Other receivables - related entities                        31,724
Costs and estimated earnings in excess of
  billings on uncompleted contracts                        177,005
Inventory                                                    9,507
Prepaid income tax                                           8,170
Prepaid expenses                                            45,812
    Total current assets                                 5,221,045

Property and Equipment, net                              1,811,031

Other Assets

Deposits                                                    33,750
Cash surrender value of life insurance                       1,696
                                                      $  7,067,522

    The accompanying notes are an integral part of these financial statement.

                   Mansfield Industrial Coatings, Inc.

                             Balance Sheet

                           December 31, 1997

                   Liabilities and Stockholders' Equity


Current Liabilities

Accounts payable                                     $     473,209
Income tax payable                                          10,353
Billings in excess of costs and estimated
  earnings on uncompleted contracts                        272,264
Payroll and sales tax payable                               39,396
Salaries payable                                            75,347
Accrued insurance payable                                  261,833
Current portion of long-term debt                          332,909
    Total current liabilities                            1,465,311

Long-Term Debt, net of current maturities                2,864,513

Stockholders' Equity

Common stock:  par value $1 per share,
  100,000 shares authorized, 35 shares
  issued and outstanding                                        35
Additional contributed capital                               9,296
Retained earnings                                        2,728,367
                                                         2,737,698
                                                     $   7,067,522

  The accompanying notes are an integral part of these financial statements.

                   Mansfield Industrial Coatings, Inc.

                Statement of Income and Retained Earnings

               For the nine months ended December 31, 1997
Contract Revenues Earned                                $  14,987,356

Costs of Contract Revenues earned                          11,627,707

    Gross Profit                                            3,359,649

Operating Expenses
  General and administrative                                1,171,165
  Depreciation                                                112,682
  Interest                                                    178,704
     Total operating expenses                               1,462,551

Income from Operations                                      1,897,098

Other Income                                                   64,941

Other Expenses                                                (94,067)

Income Before Income Taxes                                  1,867,972

Income Tax Benefit                                            177,857

     Net Income                                             2,045,829

Retained earnings, April 1, 1997                              682,538

Retained Earnings, December 31, 1997                      $ 2,728,367

   The accompanying notes are an integral part of these financial statements.

                     Mansfield Industrial Coatings, Inc.

                          Statement of Cash Flows

                 For the nine months ended December 31, 1997
Cash Flows from Operating Activities

Net Income                                               $  2,045,829
Adjustments to reconcile net earnings to net cash
  provided by operating activities:
      Depreciation                                            355,355
      Bad debt expense, net of recoveries                      60,217
      Loss on sale of assets                                   28,314
      Decrease (increase) in:
        Contracts receivable                                 (734,196)
        Other receivables                                       4,743
        Costs and estimated earnings in excess of
          billings on uncompleted contracts                   117,566
        Deferred tax asset                                     80,928
        Inventory                                              12,139
        Prepaid income tax                                     (2,255)
        Prepaid expenses                                       14,754
        Deposits                                               (5,000)
      Increase (decrease) in:
        Accounts payable                                     (341,790)
        Income tax payable                                   (114,253)
        Billings in excess of costs and estimated
          earnings on uncompleted contracts                    78,057
        Payroll and sales tax payable                         (37,682)
        Salaries payable                                     (110,811)
        Deferred income taxes                                (293,316)
        Accrued insurance payable                              78,710
            Net cash provided by operating activities       1,237,309

      Cash Flows Used by Investing Activities
        Proceeds from sale of property and equipment            2,200
        Purchases of property and equipment                  (185,229)
        Purchases of investments                             (600,007)
            Net cash used for investing activities           (783,036)
      Cash Flows from Financing Activities
        Proceeds from bank line of credit                     383,350
        Payments on bank line of credit                      (383,350)
        Principal payments on long-term debt                 (347,245)
            Net cash used for financing activities           (347,245)

        Net Increase in Cash                                  107,028


                     Mansfield Industrial Coatings, Inc.

                          Statement of Cash Flows

                 For the nine months ended December 31, 1997
                                (continued)


Cash, Beginning of Year                               524,791

Cash, End of Year                                  $  631,819

Supplemental Disclosures of Cash Flow Information
  Cash paid during the year for interest           $  178,704

  Cash paid during the year for taxes              $  161,025

  Purchase of property and equipment in exchange
    for note payable                               $  299,495

 The accompanying notes are an integral part of these financial statements


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(1)  Business Activity

Mansfield Industrial Coatings, Inc. is an S-corporation effective for the nine month period beginning April 1, 1997. The Company began operations in 1975, and is engaged primarily in industrial painting and insulation throughout the Southeastern United States and Caribbean Islands. The Company performs work under both fixed contracts and cost plus contracts.

(2)  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  Revenue and Cost Recognition

Revenue from fixed price construction contracts is recognized on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. This method is used because total cost is considered to be the best available measure of progress on these contracts. Because of the inherent uncertainties in estimating costs, it is reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, 'Costs and estimated earnings in excess of billings on uncompleted contracts,' represents revenues recognized in excess of amounts billed. The liability, 'Billings in excess of costs and estimated earnings on uncompleted contracts,' represents billings in excess of revenues recognized.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue from cost plus contracts is recognized based on costs incurred plus a negotiated profit factor. Cost plus contract costs include all direct materials and labor cost plus other negotiated indirect costs. These contracts are considered 100 percent complete at all times.

(4)  Cash and Cash Equivalents

For purposes of the statement of cash flows, management considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

(5)  Investments

Investments, consisting of certificates of deposits and municipal bonds, are classified as 'available for sale' securities and are valued at cost, which approximates market value. Unrealized holding gains and losses are reported as a separate component of stockholders' equity. The average cost method is used to determine realized gains and losses.

(6)  Inventory

Inventory consists primarily of raw materials and is recorded at cost on a first-in, first-out basis.

(7)  Property and Equipment

Property and equipment are stated at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the related assets as follows:

     Aircraft                                     5 years
     Vehicles                               5 to 10 years
     Buildings and leasehold improvements	  7 to 40 years
     Machinery and equipment                5 to 10 years
     Furniture and fixtures                 3 to 10 years

Major renewals, betterments and replacements are capitalized, while maintenance and repair costs are charged directly to expense as incurred. When properties are sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in earnings.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(8)  Accrued Insurance Payable

Prior to October 1, 1995, the Company was responsible for worker's compensation claims up to $350,000 per claim incurred in Florida and Louisiana, after which insurance was available. During 1994, several worker's compensation claims were filed by employees for various injuries sustained at work. In October 1995, the Company changed its worker's compensation policies. Under the new policy covering all states, the Company is responsible for claims up to $250,000 per incident after which insurance is available. In connection with the change in insurance coverage, the Company has obtained a letter of credit with Barnett Bank for $250,000. The letter of credit is callable on demand and carries an interest rate of bank prime. The estimated potential liability to the Company for these outstanding worker's compensation claims has been accrued at December 31, 1997.

(9)  Income Taxes

The Company has elected S-corporation status effective April 1, 1997. Earnings and losses after that date will be included in the personal income tax returns of the stockholders. Accordingly, the Company will not incur additional income tax obligations and future financial statements will not include a provision for income taxes. State income taxes assessed at the corporate level are reflected on the Statement of Income and Retained Earnings. Prior to the change, income taxes currently payable and deferred income taxes related primarily to differences between the recognition of bad debt expense, basis of property and equipment and accrued officer salaries for financial and income tax reporting were recorded in the financial statements.

(10)  Overhead Allocation

The Company allocates certain general and administrative costs indirectly related to contracts to cost of contract revenues earned.

(11)  Advertising

Advertising costs are expensed as incurred and were $23,559 for the nine months ended December 31, 1997.

NOTE B - INVESTMENTS

Cost and fair market values of investments at December 31, 1997 are as follows:

                                      Gross         Gross       Fair
                                 Unrealized    Unrealized     Market
                           Cost       Gains        Losses      Value
Available for sale
  Certificates of
    deposit           $ 450,000          --            -- $  450,000
  Municipal bonds       600,007          --            --    600,007
                     $1,050,007  $       --   $        -- 	1,050,007

At December 31, 1997, there were no unrealized or realized gains or losses.

NOTE C - CONTRACTS RECEIVABLE

Contracts receivable consist of the following:

Completed contracts                              $1,058,683
Contracts in progress                             2,034,259
Retained                                            201,840
  Less allowance for doubtful accounts              (32,000)
                                                 $3,262,782

NOTE D - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted fixed price contracts at December 31, 1997 are summarized as follows:

  Costs incurred on uncompleted contracts          $ 2,719,310
  Estimated earnings                                   321,134
                                                     3,040,444
  Less billings to date                              3,135,703
                                                     $ (95,259)

Included in the accompanying balance sheet under the following captions:

  Costs and estimated earnings in excess
    of billings on uncompleted contracts           $  177,005

  Billings in excess of costs and
    estimated earnings on uncompleted
    contracts                                        (272,264)
                                                    $ (95,259)
NOTE E - PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:

    Land                                              222,848
    Furniture and fixtures                            297,585
    Buildings and leasehold improvements              208,325
    Machinery and equipment                         3,239,384
    Vehicles                                          874,177
    Aircraft                                          360,419
                                                    5,202,738
      Less accumulated depreciation                (3,391,707)
                                                 $  1,811,031

Depreciation expense was $355,355 for the nine months ended
December 31, 1997. Of this amount, $242,673 was allocated directly to contracts.


NOTE F - ACCOUNTS PAYABLE

Accounts payable consist of the following:

Subcontractors                             $   51,452
Other accounts payable                        421,757
                                            $ 473,209


NOTE G - LINE OF CREDIT

At December 31, 1997, the Company had available a line of credit of $2,000,000 of which $-0- was outstanding. The line bears interest at prime (8.5% at December 31, 1997), is secured by the stockholders and is scheduled to expire on November 29, 1998. There is a cross-collateralization / cross-default agreement between this line of credit and the airplane loan.


NOTE H - LONG-TERM DEBT

Long-term debt is summarized as follows:

       Note to Barnett Bank payable in monthly
       installments of $4,778 plus interest at prime
       plus .5%, due February 2000; collateralized
       by aircraft and guaranteed by stockholder.      $  	29,218

NOTE H - LONG-TERM DEBT (Continued)

       Note to Barnett Bank payable in monthly
       installments of $2,235 plus interest at
       prime, due July 2000; collateralized by
       four vehicles.                                   $  69,299

       Note to Barnett Bank payable in monthly
       installments of $1,472 plus interest at prime,
       due October 2000; guaranteed by stockholders.       50,056

       Note to Associates Commercial Corp. payable
       in monthly installments of $5,137 including
       interest at 7.14%, due September 2000;
       collateralized by eight compressors.               148,598

       Note to former stockholder payable in monthly
       installments of $22,907 including interest at
       7%, due May 2011;  guaranteed by stockholders.   2,387,445

       Note to GE Capital payable in monthly
       installments of $422 including interest at
       16.5%, due March 1999; collateralized by
       office trailer.                                     4,997

       Note to Spacemaster International payable in
       monthly installments of $220 including interest
       at 14.5%, due April 1998; collateralized by
       storage vans.                                         854

       Note to Spacemaster International payable in
       monthly installments of $238 including interest
       at 14.8%, due April 1998; collateralized by
       storage vans.                                         924

       Note to stockholder payable in monthly
       installments of $6,092 including
       interest at 7%, due December 2002.                308,570

       Note to stockholder payable in monthly
       installments of $3,898 including
       interest at 7%, due December 2002.                197,461
                                                       3,197,422
       Less current maturities                          (332,909)
                                                     $ 2,864,513

NOTE H - LONG-TERM DEBT (Continued)

Following are future maturities of long-term debt:

                        1998                 $   332,909
                        1999                     314,522
                        2000                     297,976
                        2001                     244,884
                        2002                   1,744,544
                        Thereafter           $ 3,197,422

NOTE I - INCOME TAXES

The provision for income taxes (tax benefit) at December 31, 1997 consists of the following components:

  Current provision                               $  34,531
    Deferred (benefit)                             (212,388)

    Total                                          (177,857)

As discussed in Note A, the Company changed its tax status from taxable to non-taxable effective as of April 1, 1997. Accordingly, the net deferred tax liability at the date that the election for the change was filed of approximately $45,800 has been eliminated through a credit to the deferred tax provision. The 1997 tax provision differs from the expense that would result from applying federal statutory tax rates to income before income taxes because certain expenses are not tax deductible.


NOTE J - RELATED-PARTY TRANSACTIONS

The Company leases building space owned jointly by an officer of the Company under a noncancellable operating lease. The lease obligation at December 31, 1997 is as follows:

  Year Ended
	  December 31,                                        Amount
  1998                                              $ 78,000
  1999                                                78,000
  2000                                                78,000
  2001                                                19,500
  Total minimum future rental payments              $253,500

Rent expense under this lease for the nine months ended December 31, 1997 was $58,500.

NOTE J - RELATED-PARTY TRANSACTIONS (Continued)

At December 31, 1997, the Company owed its stockholders $506,031 under 7% notes with final maturity December 2002.

The Company has a receivable of $31,724 at December 31, 1997 from a related entity owned partially by the Company's stockholders.


NOTE K - LEASES

The Company is obligated under operating leases for equipment with noncancellable terms in excess of one year as of December 31, 1997 as follows:

  Year Ended
	  December 31,                                        Amount
  1998                                             $   5,532
  1999                                                 5,532
  2000                                                 1,300
  Total minimum future lease payments              $  12,364

Rent expense under these operating leases for the nine months ended December 31, 1997 was $8,166.

The Company also leases office space under a month to month operating lease. Rent expense under this lease for the nine months ended December 31, 1997 was $5,400.


NOTE L - SUBSEQUENT EVENTS

Effective January 5, 1998, the Company acquired 100% of the stock of Mansfield Industrial Coatings of Louisiana, Inc., under a stock purchase agreement for $1,245,000. Later in January 1998, Mansfield Industrial Coatings of Louisiana, Inc. was merged into the Company and the outstanding shares of Mansfield Industrial Coatings of Louisiana, Inc. were canceled. The net assets of the acquired company were approximately $1,000,000.

In January 1998, the shareholders signed a letter of intent for the proposed sale of all the issued and outstanding shares of the Company. The Company anticipates such sale will be completed by April 1998.


NOTE M - LITIGATION

The Company is involved in various legal actions arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material effect on the financial statements of the Company.


NOTE N - CONCENTRATIONS OF RISK

1.  Uninsured Cash Balances

In the normal course of business, the Company's cash balances may exceed the maximum coverage provided by the Federal Deposit Insurance Corporation of $100,000. At December 31, 1997, the Company had an uninsured cash balance of $1,124,158.

2.  Concentration of Customers

A material portion of the Company's revenues are generated from a few customers. For the nine months ended December 31, 1997, five customers account for revenue totaling $5,980,660, or 40%, of the Company's contract revenues. Receivables from these customers totaled $450,021 at December 31, 1997.

3.  Accounts Receivable

The Company extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.



                      MANSFIELD INDUSTRIAL COATINGS, INC.

                          FINANCIAL STATEMENTS AND

                           ADDITIONAL INFORMATION

                     YEARS ENDED MARCH 31, 1997 AND 1996

                     MANSFIELD INDUSTRIAL COATINGS, INC.

              FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION

                     YEARS ENDED MARCH 31, 1997 AND 1996



                             C O N T E N T S

                                                                  Page

INDEPENDENT AUDITOR'S REPORT                                       2

FINANCIAL STATEMENTS:

  Balance Sheets                                                  3-4

  Statements of Income                                              5

  Statements of Changes in Stockholders' Equity                     6

  Statements of Cash Flows                                          7

  Notes to Financial Statements                                  8-17


                     INDEPENDENT AUDITOR'S REPORT




To the Board of Directors and Stockholders
     of Mansfield Industrial Coatings, Inc.
Pensacola, Florida

     We have audited the accompanying balance sheets of Mansfield Industrial Coatings, Inc. (a C corporation) as of March 31, 1997 and 1996 and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mansfield Industrial Coatings, Inc. as of March 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     As discussed in Note Q to the financial statements, on April 1, 1996, the Company repurchased the common stock of its majority stockholder for cash and a long-term note, and subsequently cancelled all its treasury stock. This transaction significantly affected the composition of the Company's debt and equity.

Donna M. Bloomer & Associates
June 27, 1997



                   MANSFIELD INDUSTRIAL COATINGS, INC.

                            BALANCE SHEETS

                       MARCH 31, 1997 AND 1996

ASSETS
                                                   1997             1996
CURRENT ASSETS
  Cash and cash equivalents                  $  524,791     $    643,331
  Certificates of deposit                       450,000          450,000
  Contract receivables - net of allowance
      of $32,000 and $32,000, respectively    2,588,803        2,554,510
  Other receivables                              20,776           15,051
  Prepaid expenses                               82,212           88,746
  Other receivables - related entities           19,910          119,235
  Costs and estimated earnings in excess of
      billings on uncompleted contracts         294,571          180,880
  Deferred tax asset                             80,928          106,847
            TOTAL CURRENT ASSETS              4,061,991        4,158,600

PROPERTY AND EQUIPMENT
  Land - office site                            144,120          144,120
  Land - Bellingrath Road                        78,728            - 0 -
  Aircraft                                      360,419          360,419
  Buildings and leasehold improvements          144,010          103,305
  Autos, trucks and trailers                    798,829          718,308
  Construction equipment                      3,129,542        3,230,955
  Furniture and fixtures                        287,284          252,798
                                              4,942,932        4,809,905
  Less accumulated depreciation              (3,230,756)      (3,096,129)


            NET PROPERTY AND EQUIPMENT        1,712,176        1,713,776

OTHER ASSETS
  Deposits                                       31,000           33,800
  Cash surrender value of life insurance          1,696           49,593
                        TOTAL OTHER ASSETS       32,696           83,393

TOTAL ASSETS                                 $5,806,863       $5,955,769


The accompanying notes are an integral part of these financial statements.

                  MANSFIELD INDUSTRIAL COATINGS, INC.

                             BALANCE SHEETS
                               (continued)

                         MARCH 31, 1997 AND 1996

                   LIABILITIES AND STOCKHOLDERS' EQUITY

                                                     1997          1996

CURRENT LIABILITIES
   Accounts payable                            $  814,999    $  348,806
   Income taxes payable                           118,691       156,956
   Line of credit                                   - 0 -         - 0 -
   Billings in excess of costs and estimated
       earnings on uncompleted contracts          194,207       125,659
   Loans from stockholders                        582,606       219,929
   Payroll and sales tax payable                   77,078       104,341
   Salaries payable                               186,158       120,315
   Accrued expenses - other                         3,757       195,970
   Accrued insurance payable                      181,616       249,175
   Current portion of long-term debt              177,599        63,514
             TOTAL CURRENT LIABILITIES          2,336,711     1,584,665

LONG TERM LIABILITIES
   Notes payable, less current portion          2,484,967       101,824
   Deferred tax liability                         293,316       334,903
             TOTAL LONG TERM LIABILITIES        2,778,283       436,727

             TOTAL LIABILITIES                  5,114,994     2,021,392

STOCKHOLDERS' EQUITY

   Common stock:  $1 par value, 100,000
      shares authorized, 35 and 20,035
      shares issued and outstanding,
      respectively                                     35        20,035
   Additional paid in capital                       9,296         9,296
   Less treasury stock                              - 0 -      (150,000)
   Retained earnings                              682,538     4,055,046
             TOTAL STOCKHOLDERS' EQUITY           691,869     3,934,377

  TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                   $5,806,863    $5,955,769


The accompanying notes are an integral part of these financial statements.


                   MANSFIELD INDUSTRIAL COATINGS, INC.

                         STATEMENTS OF INCOME

                   YEARS ENDED MARCH 31, 1997 AND 1996

                                                    1997         1996

Contract revenues                            $14,991,527  	$16,498,573

Cost of contract revenues earned             (11,892,884) 	(13,498,043)

             GROSS PROFIT                      3,098,643    3,000,530

General and administrative expenses          ( 1,237,147) ( 1,298,174)
Depreciation                                 (   402,604) (   413,449)
Interest                                     (   225,773) (    33,706)

Income from operations                         1,233,119    1,255,201

Other income                                     	109,354      261,663

Other expense                                (    83,151) (    58,665)

Income before taxes                            1,259,322    	1,458,199

Income taxes                                (    501,830) (   645,244)


Net Income after taxes                     $     757,492 $    812,955


The accompanying notes are an integral part of these financial statements.


                   MANSFIELD INDUSTRIAL COATINGS, INC.

              STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

YEARS ENDED MARCH 31, 1997 AND 1996

               COMMON         PAID IN   TREASURY         RETAINED
               STOCK          CAPITAL    STOCK           EARNINGS     TOTAL
               (SHARES)   $             (SHARES)   $
Balance
 at
 March 31,1994 20,000 $20,000 $ - 0 -   - 0 - $ - 0 -  	$2,788,312 $2,808,312

Repurchased
 common stock                         (5,000) (150,000)             (150,000)

Current year
 earnings                                                453,779     453,779

Balance
 at
 March 31,1995 20,000 $20,000 $ - 0 -  (5,000)$(150,000)$3,242,091	$3,112,091

Sale of
 common stock      35      35 $ 9,296                                  9,331

Current year
 earnings                                                 812,955    812,955

Balance
 at
 March 31,1996 20,035 $20,035 $ 9,296 $(5,000)$(150,000)	$4,055,046$3,934,377

Repurchase
 of
 common stock                         (15,000)(4,000,000)         	(4,000,000)

Cancellation
 of Treasury
 stock       (20,000) (20,000)         20,000 4,150,000 (4,130,000)	    - 0 -

Current
 year
 earnings                                                 757,492    757,492

Balance
 at
 March 31,1997   35    $   35  $9,296 - 0 -   $ - 0 -  $  682,538	 $ 691,869


The accompanying notes are an integral part of these financial statements.



                   MANSFIELD INDUSTRIAL COATINGS, INC.
                        STATEMENTS OF CASH FLOWS
                   YEARS ENDED MARCH 31, 1997 AND 1996
                                                         1997        1996
CASH FLOW FROM OPERATING ACTIVITIES:
  Net income                                       $  757,492    $ 812,955
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation                                    	402,604     413,449
      (Gain) loss on sale of fixed assets              	13,188    (  4,967)
      Bad Debts                                          - 0 -       5,356
      Deferred taxes                                  ( 15,668)    109,821
      Shareholder bonus                                  - 0 -     219,929
  (Increase) decrease in assets:
      Contract receivables                            ( 34,293)   (218,765)
      Other receivables                                 93,600      37,860
      Refundable income taxes                            - 0 -     151,677
      Prepaid expense                                    6,534     245,507
      Costs and estimated earnings in excess of
            billings on uncompleted contracts        ( 113,691)     91,218
      Deposits                                           2,800   (  16,700)
      Cash surrender value of life insurance    	    (   3,178)  (   2,793)
  Increase (decrease) in liabilities:
      Accounts payable                                 466,193   ( 102,319)
      Income taxes                                   (  38,265)    156,956
      Billings in excess of costs and estimated
            earnings on uncompleted contracts           68,548    ( 73,931)
      Accrued bonus                                     - 0 -     (161,124)
      Other current liabilities                      ( 221,192)   ( 73,529)
             Net cash provided by
              operating activities                   1,384,672   1,590,600

CASH FLOW FROM INVESTING ACTIVITIES:
  Proceeds from sale of equipment                        4,575      18,012
  Capital expenditures                            (    418,767) (  190,028)
             Net cash used in
              investing activities                (    414,192  (  172,016)
CASH FLOW FROM FINANCING ACTIVITIES:
  Proceeds from notes payable                       	1,926,611     - 0 -
  Payments on notes payable                        ( 1,515,631) (  969,924)
  Sale of stock                                          - 0 -       9,331
  Repurchase of stock                              ( 1,500,000)      - 0 -
             Net cash used for
              financing activities                 ( 1,089,020)  ( 960,593)
NET INCREASE IN CASH AND CASH EQUIVALENTS          (   118,540)    457,991
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR         643,331     185,340
CASH AND CASH EQUIVALENTS AT END OF YEAR         	$    524,791 $   643,331


The accompanying notes are an integral part of these financial statements.


                   MANSFIELD INDUSTRIAL COATINGS, INC.
                       NOTES TO FINANCIAL STATEMENTS
                          MARCH 31, 1997 AND 1996

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

The Company began operations in 1975. The Company is engaged in industrial painting and insulation. The Company performs work throughout the Southeastern United States and Caribbean Islands under both fixed price and cost plus contracts.

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Revenue and Cost Recognition

   Fixed Price Contracts

Revenue from fixed price construction contracts is recognized on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

   Cost Plus Contracts

Revenue from cost plus contracts is recognized based on costs incurred plus a negotiated profit factor. Cost plus contract costs include all direct materials and labor cost plus other negotiated indirect costs. These contracts are considered 100 percent complete at all times.

   Cash and Cash Equivalents

For purposes of the statement of cash flows, management considered all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

   Property and Equipment

Property and equipment are stated at cost. Depreciation is provided as follows:

                                   Useful Life        Method
Aircraft                              5 years         Double Declining
Buildings                            20 years         Straight Line
Leasehold improvements             9-20 years         Straight Line
Autos, trucks and trailers         5-10 years         Straight Line
Construction equipment             5-10 years         Straight Line
Furniture, fixtures,
         computers and software     3-7 years         Straight Line

Major renewals, betterments and replacements are capitalized, while maintenance and repair costs are charged directly to expense as incurred. When equipment is sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in earnings.

   Accrued Insurance Payable

Prior to October 1, 1995, the Company was responsible for worker's compensation claims up to $350,000 per claim incurred in Florida and Louisiana, after which insurance was available. During 1994, several worker's compensation claims were filed by employees for various injuries sustained at work. In October 1995, the Company changed its worker's compensation policies. Under the new policy covering all states, the Company is responsible for claims up to $250,000 per incident after which insurance is available. In connection with the change in insurance coverage, the Company has obtained a letter of credit with Barnett Bank for $250,000. The letter of credit is callable on demand and carries an interest rate of bank prime. The estimated potential liability to the Company for these outstanding worker compensation claims has been accrued at March 31, 1997 and 1996.

   Reclassifications

Certain amounts in the 1996 financial statements have been reclassified to conform to the 1997 presentation.

NOTE B - CERTIFICATES OF DEPOSIT

Certificates of deposit totalling $200,000 are pledged to the State of Florida as security on the Company's retained worker's compensation risk. These certificates of deposit are required to remain pledged until all claims under the policy are closed.

NOTE C - CONTRACT RECEIVABLES

Contract receivables at March 31, 1997 and 1996 include the following:

                                                1997         1996
Contract receivables:
Completed contracts - fixed price         $  390,538   $  447,851
Contracts in progress - fixed price          752,663      667,621
Cost plus                                  1,445,602    1,439,038
                                          $2,588,803   $2,554,510

Contract Receivables are composed of billed and unbilled amounts at March 31, 1997 and 1996 as follows:
                                                1997         1996

Billed                                    $2,464,323   $2,463,312
Unbilled                                     124,480       91,198
                                          $2,588,803   $2,554,510

Billed receivables include $71,548 and $220,465 for retainage at March 31, 1997 and 1996 respectively, which is expected to be received during the next fiscal year. Unbilled receivables represent amounts for which invoices have been prepared and revenues recognized but which have not been presented for payment.

NOTE D - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                  1997         1996

Costs incurred on uncompleted contracts      $1,174,908   $3,304,678
Estimated earnings                              388,883      538,108
                                              1,563,791    3,842,786
Less:  Billings to date                      (1,463,427)  (3,787,565)
                                           $    100,364   $   55,221


Included in the accompanying balance sheet under the following captions:

                                                       1997           1996
Costs and estimated earnings in
         excess of billings
         on uncompleted contracts               $   294,571	  $     180,880
Billings in excess of costs
         and estimated earnings
         on uncompleted contracts                (  194,207)	    (  125,659)
                                                $   100,364	  $      55,221

NOTE E - LONG TERM DEBT

A schedule of long term debt at March 31, 1997 is as follows:

                                                 Current   Long Term    Total
Note Payable (Airplane Loan) - bank,
due February 1,2000, payable in monthly
installments of $4,778, plus interest at
 .5% above base rate (8.50% at March 31,1997).
Secured by aircraft and guaranteed by the
stockholders.  There is a cross--
collateralization/cross-default
agreement between for this note, the line of
credit and the term loan.  (See Note F)	         57,336      19,662    76,998

Note Payable (Term Loan)  - bank due
April 4,1999 payable in monthly
installments from April 4, 1996
to October 4, 1996 interest only, with
the principal and interest payments due
for 30 months and the balance due on April
4, 1999.  Interest rate of the bank's prime
(8.50% at March 31, 1997) plus .25%.
Secured by pledge of the stockholders'
stock, inventory, equipment and accounts
receivable.  There is a
cross-collateralization/cross-default
agreement between this note, the line
of credit and the airplane loan.
(See Note F)                                     21,884    100,585    122,469

Note Payable - C. Dale Mansfield due May 2011.
payable in monthly installments of $22,907,
including interest of 7.0%.  Secured by all
property of stockholders.                       88,515	  2,360,347  2,448,862

Capital Lease - GE Capital, due March 1999
payable in monthly installments of $422,
including interest of 16.5%.  Secured by
office trailer.                                  4,049	      3,920      7,969

Capital Lease - GE Capital due November
1997,payable in monthly installments of
$162, including interest of 8.95%.  Secured
by office trailer.                                 793        -0-         793

Capital Lease - Spacemaster International,
Inc.,due April 1998, payable in monthly
installments of $220,including interest
of 14.5%.  Secured by storage van.               2,414         218      2,632

Capital Lease - Spacemaster International,
Inc.due April 1998, payable in monthly
installments of $238,including interest
of 14.8%.  Secured by storage van.               2,608         235      2,843
                                              $177,599  $2,484,967	$2,662,566

Maturities of long-term debt are as follows:
                                         Year Ending
                                          March 31           Amount
                                             1998     $   177,599
                                             1999         165,310
                                             2000         193,983
                                             2001         130,208
                                             2002         139,620
                                        2003-2012	      1,855,846
                                            Total      $2,662,566

NOTE F - CROSS-COLLATERALIZATION/CROSS-DEFAULT AGREEMENT

The line of credit, term loan and airplane loan are cross collateralized except that the real property securing the term loan shall not be cross-collateralized with either the airplane loan or the line of credit. A default under any of these loans shall constitute a default under all the loans. (See Note E)

NOTE G - INCOME TAXES

The Company follows the requirements of Financial Accounting Standards Board Statement No. 109, 'Accounting For Income Taxes.' This method requires an asset and liability approach for financial accounting and reporting for deferred income taxes.

The net deferred tax liability in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

                                                         1997         1996

       Deferred tax asset - current               $     80,928  $   106,847
       Deferred tax liability - non current         (  293,316)  (  334,903)
         Net deferred tax liability                $(  212,388) $(  228,056)

The deferred tax liability results from the use of accelerated methods of depreciation on fixed assets for tax purposes. The deferred tax asset results from the establishment of an allowance for doubtful accounts that is not deductible for tax purposes until the losses are identified and written off, and accrued workers compensation claims that are not deductible for tax purposes until paid.

The components of income tax expense (benefit) are as follows:

                                                         1997        1996

        Current                                     $   517,499 $   535,423
        Deferred                                    (    15,669)    109,821
           Net income tax expense                   $   501,830 $   645,244

This income tax expense is composed of both federal and state tax expenses.  The breakdown is as follows:
                                                         1997        1996

        Federal tax expense                         $   456,873 $   480,537
        States tax expense                               60,626      54,886
        Net change in deferred taxes                (    15,669)    109,821
           Income tax expense                       $   501,830 $   645,244

A reconciliation between the amount of reported income tax expense and the statutory Federal income tax is as follows:
                                                         1997        1996

        Tax at statutory rate                       $   440,763 $   514,407
        State tax, net of federal tax benefit            40,013      36,653
        Effect of income tax brackets               (    12,593)(    14,697)
        Permanent differences                            35,151      50,925
        Deductible expenses                              14,020      57,435
        Other                                       (    15,524)        521
                                                    $   501,830 $   645,244
NOTE H - PROFIT SHARING PLAN

In July 1995, the Company's Board of Directors voted to terminate the Company's profit sharing plan effective April 1, 1996 with all distributions to be paid by March 31, 1996.

NOTE I - RELATED-PARTY TRANSACTIONS

(1) The Company conducts its operations from facilities that are leased under a noncancellable operating lease. This property is jointly owned by an officer of the Company. The lease obligation at March 31, 1997 is as follows:

                  Year Ending
                   March 31,                          Amount
                    1998                           $  83,460
                    1999                              83,460
                    2000                              83,460
                    2001                              83,460
                    2002                              86,670
                                                  $  420,510

Rent expense under this lease was $83,460 and $83,460 for the years ended March 31, 1997 and 1996, respectively.

(2) The Company has outstanding receivables (net of payables) from entities owned by the Company's stockholders at March 31, 1997 and 1996 of $14,231 and $89,689, respectively. In addition, the Company provides consulting services to these related entities. For the year ended March 31, 1997 and 1996, the Company earned $0, and $142,700, respectively, in consulting fees from these related entities.

(3) At March 31, 1997 and 1996, the Company owed its stockholders $582,606 and $219,929, respectively, which is payable on demand and bears interest at a rate of 6.28%. (See Note K)

NOTE J - LEASES

(1) In addition to the office lease (Note I) the Company is obligated under operating leases for autos with noncancellable terms in excess of one year as of March 31, 1997 as follows:

                  Year Ending
                    March 31,                   Amount
                      1998                       2,764
                                             $   2,764

Rent expense under these operating leases for the year ended March 31, 1997 and 1996 was $22,497 and $35,537, respectively.

(2) The Company leases a building and warehouse space under a one year lease calling for monthly rentals of $2,250. At September 1, 1996, the leasee exercised a one year renewal and rent increased to $2,318 per month.
Rental income from the lease of this facility was $26,376 and $15,180 during the years ended March 31, 1997 and 1996, respectively.

NOTE K - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                                  1997          1996
Cash paid during the period for:
    Interest                                  $  210,022   $   108,508
    Income taxes paid (refunded), net         $  568,945   $  ( 48,523)


Non-cash investing and financing activities:

Short term debt of $0 and $219,929 was incurred in the years ending March 31, 1997 and 1996 when the Company issued notes to its stockholders for bonuses.

On April 4, 1996, the Company repurchased 15,000 shares of its common stock for $4,000,000; $1,500,000 cash and a $2,500,000 promissory note.
(See Note Q) A life insurance policy on the former majority stockholder was assigned to the stockholder as part of this transaction. The cash surrender value of this policy was reflected as a reduction from the notes payable balance the Company owes the former stockholder.

NOTE L - ECONOMIC DEPENDENCY

A material part of the Company's business is performed for a few customers. For the year ending March 31, 1997, six customers account for revenues totaling $7,691,074 or 51% of the Company's contract revenues. For the year ending March 31, 1996, four customers account for revenues totaling $7,428,546 or 45% of the Company's contract revenues.


NOTE M - CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at several financial institutions located in Pensacola, Florida. Accounts at each institution are insured by Federal Deposit Insurance up to $100,000. At March 31, 1997, the Company had uninsured cash balances of $572,033.

The Company performs work for customers across different industries and geographical locations. The Company performs on-going credit evaluations of its customers' financial condition and generally requires no collateral from its customers.

NOTE N - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of the loan due to stockholders, based on the terms at which those same loans could be made currently, approximates fair value. The value of the life insurance policy is carried at its cash value as determined by the insurance company, which approximates fair value.

NOTE O - COMMITMENTS

On March 31, 1997, the Company had available a line of credit of $2,000,000 of which $- 0 - was outstanding. The line of credit bears an interest rate of .25% per annum in excess of the bank's prime (which was 8.5% at March 31, 1997). The line of credit is secured by contract receivables, fixed assets and is personally guaranteed by the stockholders. The line of credit is scheduled to expire on November 29, 1997. There is a cross-collateralization/cross-default agreement between this line of credit, the term loan and airplane loan. (See Note F)

NOTE P - LITIGATION

In the normal course of business, the Company is involved in litigation regarding the collection of monies owed to them. In the opinion of management, the outcome of these matters will not have a detrimental effect on the financial statements of the Company.

NOTE Q - CAPITAL STOCK

On March 29, 1996, the Company sold 35 shares of common stock for $9,331 to the sons of the majority stockholder.

One April 4, 1996, the company repurchased 15,000 of its common stock for $4,000,000, $1,500,000 in cash and $2,500,000 in a promissory note.
This promissory note bears interest at 7%. Payment terms require interest only for the first year, then 168 equal payments of $23,285 beginning May 1, 1997. This promissory note is secured by a second lien on all property of the Company. (See Note E, Note Payable- C. Dale Mansfield) The redeemed stock was immediately cancelled after the repurchase.

In conjunction with this purchase, the Company borrowed $1,500,000 from a financial institution. (See Note E, Note Payable - Term Loan) This note bears interest at prime plus .25% for the first 6 months, with principal plus interest payment due for 30 months and balance due on April 4, 1999. The note is secured by a first lien on all contract receivables and fixed assets of the Company, plus the personal guarantee of the stockholders. The stockholders' common stock is held by the financial institution as collateral for this note.

At the same time, the Company amended and restated its $2,000,000 line of credit. (See Note O) The line of credit is secured by contract receivables, fixed assets and the personal guarantees of the stockholders. This amended and restated line of credit was scheduled to expire on August 31, 1996, but has been renewed with an expiration date of November 29, 1997.

NOTE Q - CAPITAL STOCK (continued)

As part of this transaction, a stock redemption agreement was entered into whereby the Company has the first right of refusal to purchase the shares of an existing stockholder upon his death, disability or termination of employment. The shares will be repurchased at a price equal to the book value per share of the Company.

On July 26, 1994, the Company repurchased 5,000 shares of its common stock for $150,000, $90,721 in cash and the cancellation of a note receivable of $59,279. The repurchased shares were cancelled on April 4, 1996.

NOTE R - SUBSEQUENT EVENTS

In June 1997, the Company made the election to be taxed under Subchapter S of the Internal Revenue Code. This election was effective as of April 1, 1997. For future years, in lieu of corporate income taxes, the stockholders will be taxed on their proportionate share of the Company's taxable income and no provision for corporate income taxes will be included in the financial statements.

In addition, the Company has elected to convert its reporting year from a fiscal year ended March 31 to the calendar year. This conversion is effective for the short year beginning April 1, 1997 and ending December 31, 1997.


                   MANSFIELD INDUSTRIAL COATINGS OF LOUISIANA, INC.

                                FINANCIAL STATEMENTS

                             DECEMBER 31, 1997 AND 1996

                MANSFIELD INDUSTRIAL COATINGS OF LOUISIANA, INC.

                             FINANCIAL STATEMENTS

                          DECEMBER 31, 1997 AND 1996


C O N T E N T S


                                                                      Page

INDEPENDENT AUDITOR'S REPORT                                           2


FINANCIAL STATEMENTS

Balance Sheets                                                         6

Statements of Income and Retained Earnings                             8

Statements of Cash Flows                                               9

Notes to Financial Statements                                          11










                           INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders
  of Mansfield Industrial Coatings of Louisiana, Inc.
Pensacola, Florida


We have audited the accompanying balance sheets of Mansfield Industrial Coatings of Louisiana, Inc. (a C corporation) as of December 31, 1997 and 1996, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mansfield Industrial Coatings of Louisiana, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

O'Sullivan Hicks Patton, LLP
June 18, 1998

               Mansfield Industrial Coatings of Louisiana, Inc.

                               BALANCE SHEETS

                         December 31, 1997 and 1996


ASSETS

CURRENT ASSETS                                   1997             1996
  Cash and cash equivalents             $     463,787      $   687,384
  Certificate of deposit                      107,414          107,414
  Contracts receivable                        584,862          317,111
  Other receivables                             1,000               --
  Costs and estimated earnings in
    excess of billings on
    uncompleted contracts                       3,182            3,944
  Prepaid income tax                            8,141           15,908
  Prepaid expenses                             14,891               --
    Total current assets                 $  1,183,277      $ 1,131,761

PROPERTY AND EQUIPMENT, net                    84,499           73,765
                                         $  1,267,776      $ 1,205,526

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

  Accounts payable                       $     47,157      $    31,123
  Accounts payable to a
    related party                              31,724           22,232
  Accrued expenses                             78,161          100,000
  Billings in excess of costs and
    estimated earnings on uncompleted
    contracts                                  16,443            4,474
  Payroll and sales tax payable                 8,870            7,855
  Deferred taxes                                9,687            2,736
  Current portion of
   long-term debt                                  --           21,698
     Total current liabilities                192,042          190,118

LONG TERM DEBT, net of current
  maturities                                       --            1,634

                                                              (Continued)
              Mansfield Industrial Coatings of Louisiana, Inc.

                          BALANCE SHEETS (continued)

                         December 31, 1997 and 1996


STOCKHOLDERS' EQUITY                              1997             1996

Common stock:  no par value, 1,000
  shares authorized 1,000 shares
  issued and outstanding                         1,000            1,000
Retained earnings                            1,074,734        1,012,774
                                             1,075,734        1,013,774
                                           $ 1,267,776        1,205,526


   The accompanying notes are an integral part of these financial statements.
                Mansfield Industrial Coatings of Louisiana, Inc.

                STATEMENTS OF INCOME AND RETAINED EARNINGS

                       December 31, 1997 and 1996


                                                 1997             1996


      CONTRACT REVENUES EARNED            $   4,696,283        4,509,726

      COSTS OF CONTRACT REVENUES EARNED       4,067,305        3,963,126

          GROSS PROFIT                          628,978          546,600

       OPERATING EXPENSES
        General and administrative              554,913          556,233
        Depreciation                             13,359           13,807
        Interest                                  1,612           10,555
          Total operating expenses              569,884          580,595

          INCOME (LOSS) FROM OPERATIONS          59,094          (33,995)

    OTHER INCOME                                 17,627           37,749

    OTHER EXPENSES                               (2,025)          (5,386)

          INCOME (LOSS) BEFORE INCOME TAXES      74,696           (1,632)

    INCOME TAX EXPENSE                          (12,736)            (990)

             NET INCOME (LOSS)                   61,960           (2,622)

    RETAINED EARNINGS, BEGINNING OF YEAR      1,012,774        1,015,396

    RETAINED EARNINGS, END OF YEAR          $ 1,074,734        1,012,774

  The accompanying notes are an integral part of these financial statements.
             Mansfield Industrial Coatings of Louisiana, Inc.


                            STATEMENT OF CASH FLOWS

               For the years ended December 31, 1997 and 1996

                                                 1997             1996

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                       $    61,960           (2,622)
   Adjustments to reconcile net
  earnings to net cash (used for)
  provided by operating activities:
       Depreciation                             26,719           27,614
       Gain on sale of assets                       --           (8,700)
       Decrease (increase) in:
         Contracts receivables                (267,751)         358,305
         Other receivables                      (1,000)             100
         Costs and estimated earnings in
          excess billings on uncompleted
          contracts                                762            7,894
        Prepaid income tax                       7,767           (1,994)
        Prepaid expenses                       (14,891)           1,123
      Increase (decrease) in:
        Accounts payable                        16,034          (11,446)
        Accounts payable to
         a related party                         9,492          (18,983)
        Accrued expenses                       (21,839)           8,840
        Billings in excess of costs and
         estimated earnings on uncompleted
         contracts                              11,969          (12,824)
        Payroll and sales tax payable            1,015           (5,728)
        Deferred income taxes                    6,951              647
              Net cash (used for) provided by
               operating activities           (162,812)         342,226

CASH FLOWS USED BY INVESTING ACTIVITIES

Proceeds from sale of property
  and equipment                                     --           8,700
Purchases of property and equipment            (37,453)        (32,620)
        Net cash used for investing
          activities                           (37,453)        (23,920)

CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments on long-term debt         (23,332)        (38,848)
          Net cash used for financing
            activities                         (23,332)        (38,848)


                                                                (Continued)
               Mansfield Industrial Coatings of Louisiana, Inc.

                            STATEMENT OF CASH FLOWS (Continued)

               For the years ended December 31, 1997 and 1996

                                                  1997            1996

    NET (DECREASE) INCREASE IN CASH         $ (223,597)     $  279,458

CASH AND CASH EQUIVALENTS, BEGINNING
  OF YEAR                                      687,384         407,926
CASH AND CASH EQUIVALENTS, END OF YEAR         463,787         687,384

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
    Cash paid during the year for interest  $    1,612      $   10,555
    Cash paid during the year for taxes          1,982           2,337

  The accompanying notes are an integral part of these financial statements.



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.  Business Activity

Mansfield Industrial Coatings of Louisiana, Inc. (the Company) began operations in 1987, and is a contractor specializing in industrial painting, primarily in the State of Louisiana. The Company performs work mainly under cost-plus-fee and fixed priced contracts.

2.  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  Revenue and Cost Recognition

Revenue from fixed price contracts is recognized on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. This method is used because total cost is considered to be the best available measure of progress on these contracts. Because of the inherent uncertainties in estimating costs, it is reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Revenue from cost plus contracts is recognized based on costs incurred plus a negotiated profit factor. Cost plus contract costs include all direct materials and labor cost plus other negotiated indirect costs. These contracts are considered 100 percent complete at all times.


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED

4.  Cash and Cash Equivalents

For purposes of the statements of cash flows, management considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Certificates of deposit totaling $105,077 for each of the years ended December 31, 1997 and 1996 are considered to be cash equivalents.

5.  Property and Equipment

Property and equipment are stated at cost. Depreciation on furniture and fixtures, machinery and equipment, and vehicles is provided using an accelerated method over the estimated useful lives of the related assets as follows:

   Office furniture and equipment               5 years
   Machinery and equipment                 4 to 7 years
   Vehicles                                4 to 5 years

Major renewals, betterments and replacements are capitalized, while maintenance and repair costs are charged directly to expense as incurred. When properties are sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in earnings.

6.  Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

7.  Overhead Allocation

The Company allocates certain general and administrative costs indirectly related to contracts to cost of contract revenues earned.

NOTE B - CONTRACTS RECEIVABLE

Contracts receivable consist of the following:

                                               1997           1996

Completed contracts                     $   389,187      $ 269,461
Contracts in progress                       163,023         21,461
Earned but unbilled                          32,652         26,189

                                        $   584,862      $ 317,111

Based on management's experience, accounts receivable are considered to be fully collectible and, therefore, no provision for uncollectible accounts has been established.


NOTE C - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted fixed price contracts at December 31, 1997 and 1996 are as follows:

                                                 1997            1996

Costs incurred on uncompleted contracts    $  210,174      $   43,243
Estimated earnings                             64,578          18,240
                                              274,752          61,483
Less:  Billings to date                      (288,013)        (62,013)

                                           $  (13,261)     $     (530)

Included in the accompanying balance sheet under the following captions:

Costs and estimated earnings in excess
 of billings on uncompleted contracts      $    3,182      $    3,944
Billings in excess of costs and
 estimated earnings on uncompleted
 contracts                                     16,443           4,474

                                           $  (13,261)     $     (530)



NOTE D - PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:

                                                1997              1996

Machinery and equipment                  $ 1,167,628       $ 1,139,974
Vehicles                                      65,336            55,537
Office furniture and equipment                39,713            39,713
                                           1,272,677         1,235,224
Less accumulated depreciation             (1,188,178)       (1,161,459)

                                         $    84,499       $    73,765

Depreciation expense was $26,719 and $27,614 for the years ended December 31, 1997 and 1996. Of this amount, $13,360 and $13,807 was allocated directly to contracts.


NOTE E - ACCRUED EXPENSES

Accrued expenses consist of the following:

                                                  1997              1996

Bonuses                                      $  71,161         $ 100,000
Professional services                            7,000               --

                                             $  78,161         $ 100,000

NOTE F - INCOME TAXES

Deferred tax liabilities consist of the difference in the bases of long-term contracts for financial reporting and income tax purposes. The Company uses the percentage-of-completion method of recognizing revenue on long-term contracts for book purposes. For tax purposes the Company uses the completed contract method, except for long-term contracts, which are reported under the percentage-of-completion method. Deferred tax liabilities at December 31, 1997 and 1996 were $9,687 and $2,736, respectively. The deferred tax amounts mentioned above have been classified on the accompanying balance sheets as of December 31, 1997 and 1996 as current liabilities.


NOTE F - INCOME TAXES -- CONTINUED

The provision for income taxes charged to operations for the years ended December 31, 1997 and 1996 consists of the following:

                                                1997              1996

Current tax expense                        $   5,785           $   343
Deferred tax expense                           6,951               647

                                           $  12,736           $   990


The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the years ended December 31, 1997 and 1996 primarily due to state income taxes and the benefit of income taxed at lower rates.


NOTE G - NOTES PAYABLE

Notes payable at December 31, 1997 and 1996 consist of the following:

                                                  1997             1996

Note to bank, payable in monthly installments
  of $1,600 including interest at 9.25%, due
  April 1998, secured by equipment              $    --      $  19,762

Note to bank, payable in monthly installments
  of $406 including interest at 7.75%, due
  September 1997, secured by a vehicle                --         3,570
                                                      --        23,332
Less current portion                                  --       (21,698)

                                                $     --     $   1,634


NOTE H - RELATED-PARTY TRANSACTIONS

The following related party transactions occurred between the Company and related parties:

Accounts payable in the amount of $31,724 and $22,232 at December 31, 1997 and 1996, respectively, are due to a corporation owned by a stockholder.

Operating expenses for the year ended December 31, 1997 include $21,600 related to computer service provided by a corporation owned by a stockholder.


NOTE I - OPERATING LEASES

The Company rents equipment under operating leases with monthly terms.

The Company leases its office from an unrelated party on a month-to-month basis. Rent expense under this lease was $15,400 and $18,200 for the years ended December 31, 1997 and 1996, respectively.

The Company leases its blastyard from an unrelated party under a six-month operating lease, which contains six-month renewal options. Rent expense under this lease was $5,000 and $0 for the years ended December 31, 1997
and 1996, respectively.   Future minimum lease payments under this lease
total $2,500 and are due in 1998.


NOTE J - CONCENTRATION OF CREDIT RISK

1.  Uninsured Cash Balances

The Company invests its excess cash in certificates of deposit with a local financial institution. Additionally, the Company has other funds on deposit with this financial institution, which at times may exceed the FDIC insurance coverage.

2.  Concentration of Customers

A material portion of the Company's revenues is generated from a few customers. A contract with one customer represented 72% and 67% of the Company's contract revenues earned for 1997 and 1996, respectively. This customer has notified the Company that its contract, which expires
June 30, 1998, will not be renewed.

NOTE K - CONTINGENCY

The Company is the defendant in a pending lawsuit. The Company expects to obtain a favorable judgment in the case. However, the ultimate outcome of this litigation is unknown at the present time. Accordingly, no provision for any liability that might result has been made in the accompanying financial statements. In the opinion of management, the existing litigation is not considered to be material in relation to the Company's financial position.


NOTE L - SUBSEQUENT EVENT

On January 5, 1998, Mansfield Industrial Coatings, Inc., a related party, acquired all of the outstanding common stock of the Company. Later in January 1998, the Company was dissolved and Mansfield Industrial Coatings, Inc. assumed all ongoing operations.


                       Canisco Resources, Inc.

           Pro Forma Condensed Combined Financial Information

                               (Unaudited)


The following unaudited pro forma condensed combined balance sheet of Canisco Resources, Inc. as of March 31, 1998 and unaudited pro forma condensed combined statement of operations of Canisco Resources, Inc. for the year ended March 31, 1998 give effect to the acquisition of Mansfield Industrial Coatings on April 22, 1998, using the purchase method of accounting. For purposes of the pro forma condensed combined balance sheet, the information is presented as if the acquisition had occurred on March 31, 1998. For purposes of the pro forma condensed combined statement of operations, the information is presented as if the acquisition had occurred on April 1, 1997. The results are not necessarily indicative of what would have occurred had this acquisition been consummated as of April 1, 1997 or of future operations of the combined companies.

These pro forma condensed, consolidated financial statements should be read in conjunction with the Canisco Resources, Inc. historical financial statements. Mansfield Industrial Coatings of Louisiana, Inc. was merged into Mansfield Industrial Coatings, Inc. effective January 30, 1998.


                         Canisco Resources, Inc.

                Pro Forma Condensed Combined Balance Sheet

                                March 31, 1998

                                (Unaudited)

                              (In thousands)


                                                Mansfield
                                                Industrial
                                    Mansfield   Coatings    Pro
                        Canisco     Industrial  of          Forma     Pro
                        Resources,  Coatings,   Louisiana,  Adjust-   Forma
                        Inc.        Inc.(H)     Inc.(H)     ments     Combined

Assets

Current assets:
Cash and investments $1,188      $1,682      $571      $(1,601)(A)  $1,840
                                                               (B)
Accounts receivable   8,276       3,267       586         (586)(A)  11,543
Inventories             420           9         0            0         429
Deferred income
  taxes                 289           0         0            0         289
Prepaid and other
  current assets      1,962          54        23            0       2,039
Cost and earnings
  in excess of
  billings            1,377         177         3            0       1,557
   Total current
     assets          13,512       5,189     1,183       (2,187)     17,697

Due from (to)
  affiliated
  company                    0          32       (32)           0           0
Property and equipment,
  net                    3,493       1,812        84        1,853(C)    7,242
Goodwill                     0           0         0        3,690(C)    3,690
Intangible pension
  asset                    906           0         0            0         906
Deferred income tax      2,116           0       (10)          10(A)    2,116
Other assets               606          35         0            0         641

      Total assets     $20,633      $7,068    $1,225        $3,366    $32,292


Liabilities and
  Shareholder's Equity

                                                            (Continued)

                                               Mansfield
                                               Industrial
                                   Mansfield   Coatings    Pro
                        Canisco    Industrial  of          Forma         Pro
                        Resources, Coatings,   Louisiana,  Adjust-      Forma
                        Inc.       Inc.(H)     Inc.(H)     ments     Combined

Current liabilities:
  Long term debt-
    current portion    $1,975       $333      $  0       $984(C)     $3,292
  Accounts payable      3,301        484        47        (47)(A)     3,785
  Other accrued
    expenses            1,426        262        78        (78)(A)     1,688
  Accrued payroll and
    employee benefits   1,138        115         9         (9)(A)     1,253

  Billings in excess
    of cost and
    earnings              379        271        16          0           666
  Long term debt, less
    current portion     8,281      2,865         0      5,673(C)     16,819
  Accrued pension
    cost                  963          0         0          0           963
  Shareholder's equity  3,170      2,738     1,075     (3,157)(A)     3,826
                                                              (C)
Total liabilities
  and
  shareholder's
  equity              $20,633     $7,068    $1,225     $3,366      $32,292


    See accompanying notes to unaudited pro forma condensed combined financial information.


                         Canisco Resources, Inc.

          Pro Forma Condensed Combined Statement of Operations

                        Year ended March 31, 1998

                                (Unaudited)

                              (In thousands)


                           Mansfield  Mansfield  Mansfield
                           Industrial Industrial Industrial
                           Coatings,  Coatings,  Coatings    Pro
                Canisco    Inc.       Inc.       of          Forma         Pro
                Resources, Nine       Three      Louisiana,  Adjust-     Forma
                Inc.       Months(I)  Months(I)  Inc.        ments    Combined



Revenues          $52,227   $14,987   $4,329    $4,696       $  0     $76,239
Cost of revenues   42,851    11,628    3,280     4,067        371(D)   62,197
   Gross margin     9,376     3,359    1,049       629       (371)     14,042

General and
  administrative
  expenses          7,790     1,284      351       568        246(E)   10,239
Income from
  operations        1,586     2,075      698        61       (617)      3,803
Interest expense   (1,004)     (179)     (67)       (2)      (541)(F)  (1,793)
Other income
  (expense),
  net                  77       (29)      18        16         0          82
Income from
  continuing
  operations          659     1,867      649        75    (1,158)      2,092
Income tax
  expense (benefit)   169      (178)     260        13       672(G)      936
Net income        $   490    $2,045     $389     $  62   $(1,830)    $ 1,156

Net earnings per
  share (basic)     $0.22                                              $0.47

Weighted average
  common and common
  equivalent shares
  (basic)            2,193                                             2,443

Net earnings per
  share (diluted)    $0.20                                             $0.42

Weighted average
  common shares
  (diluted)          2,405                                             2,755

      See accompanying notes to unaudited pro forma condensed combined financial information.


                          Canisco Resources, Inc.

          Notes to Pro Forma Condensed Combined Financial Information

                               March 31, 1998

                                (Unaudited)

                              (In thousands)


The following notes describe the pro forma adjustments for the acquisition of Mansfield Industrial Coatings, Inc. by Canisco
Resources, Inc.

(A)	  Reflects adjustments for net assets of Mansfield Industrial Coatings of Louisiana, Inc. operation distributed to former owners prior to its merger into Mansfield Industrial Coatings, Inc. effective
     January 30, 1998.

(B)	  Reflects distribution of approximately $1,000 to former owners of
     Mansfield Industrial Coatings, Inc. after December 31, 1997 but prior to Closing for payment of federal taxes (subchapter S).

(C)	  Reflects purchase of Mansfield for cash of $6,560, stock
     issuance of $656, direct expenses of $100; elimination of equity of Mansfield and the write up of property and equipment to fair market value. Purchase was financed by additional bank borrowings. Also reflects estimate of goodwill to be recorded based on the preliminary allocation of purchase price.

(D)	  Reflects the additional depreciation expense resulting from the write up of the equipment to fair market value, using the straight-line method over a five year period.

(E)	  Reflects the additional amortization expense due to goodwill over a fifteen year period.

(F)	  Reflects the additional interest expense from the assumed
     additional borrowings to fund the purchase of Mansfield using Canisco Resources, Inc.'s interest rate of 8.5%.

(G)	  Reflects an adjustment to income tax expense on income from continuing operations (as adjusted for the additional depreciation and interest expense) for Mansfield to bring it to an effective rate of 44.7%.

(H) Reflects the amount as of December 31, 1997. If necessary, pro forma adjustments are proposed to reflect significant activity between December 31, 1997 and March 31, 1998.

(I) Mansfield Industrial Coatings, Inc. is represented by columns representing the nine months ended December 31, 1997 (financial statements included herein) and the three months ended March 31, 1998.


EX-23

EXHIBIT 23.01

The Board of Directors
Canisco Resources, Inc.

We consent to the inclusion of our report dated June 27, 1997, with respect to the balance sheets of Mansfield Industrial Coatings, Inc. as of March 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity and cash flows for each of the years then ended, which report appears in the Form 8-K/A of Canisco Resources, Inc., dated July 6, 1998.

DONNA M. BLOOMER & ASSOCIATES

July 6, 1998



EXHIBIT 23.02

                    Consent of Independent Accountants


The Board of Directors
Canisco Resources, Inc.

We consent to the inclusion of our report dated June 18, 1998, with respect to the balance sheets of Mansfield Industrial Coatings of Louisiana, Inc. as of December 31, 1997 and 1996, and the related statements of income, and retained earnings and cash flows for each of the years then ended, which report appears in the Form 8-K/A of Canisco Resources, Inc., dated July 6, 1998.


O'SULLIVAN HICKS PATTON, LLP
July 6, 1998



EXHIBIT 23.03

                  Consent of Independent Accountants

The Board of Directors
Canisco Resources, Inc.

We consent to the inclusion of our report dated March 25, 1998, with respect to the balance sheet of Mansfield Industrial
Coatings, Inc. as of December 31, 1997, and the related statements of income, and retained earnings and cash flows for the nine months ended, which report appears in the Form 8-K/A of Canisco Resources, Inc., dated July 6, 1998.

O'SULLIVAN HICKS PATTON, LLP
July 6, 1998